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                                                                    EXHIBIT 10.3

                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT, made as of the 27th day of January, 1998, by and between ORACLE REINSURANCE COMPANY LTD., a Bermuda composite insurer (the "Company"), and ACORN ADVISORY CAPITAL L.P., a Delaware limited partnership (the "Investment Advisor").

                                   WITNESSETH
         WHEREAS, the Company desires to retain the Investment Advisor to render investment management services to the Company, and the Investment Advisor is willing to render such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.       APPOINTMENT OF INVESTMENT ADVISOR

         The Company hereby appoints the Investment Advisor to act as investment manager to exercise exclusively investment decision-making authority on behalf of the Company, for the period and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to render the services set forth herein for the compensation provided herein.

2.       DUTIES OF INVESTMENT ADVISOR

         The Investment Advisor shall invest and manage the assets (including cash) of the Company through investments made directly by the Investment Advisor and/or through the allocation of the Company's assets by the Investment Advisor among a number of money managers (the "Money Managers"). The Investment Advisor and such Money Managers shall have discretion to employ various trading strategies and techniques, through discretionary account management or in investment vehicles managed by such Money Managers.

         In connection with its obligations hereunder and without limiting the generality of the foregoing, the Investment Advisor will have the authority for and in the name of the Company, to:

                  (a) subject to Section 4 hereof, purchase, sell (including short sales) and trade in, on margin or otherwise, listed and unlisted U.S. and non-U.S. capital stock, warrants, bonds, notes, debentures, government obligations, partnership interests and similar financial instruments, repurchase and resale agreements, futures and forward contracts, commodities, currencies, options, swap agreements and other securities of whatever kind or nature (collectively, "Securities");

                  (b) purchase, hold, sell, transfer, exchange, mortgage, pledge, hypothecate and otherwise act to acquire and dispose of and exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to Securities held or owned by the Company;


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                  (c) purchase Securities for investment and to make such
         representations to the seller of such Securities, and to other persons, that the Investment Advisor may deem proper in such circumstances, including the representation that such Securities are purchased by the Company for investment and not with a view to their sale or other disposition;

                  (d) borrow or raise monies from time to time without limit as to amount or manner and time of repayment, and to issue, accept, endorse and execute promissory notes or other evidences of indebtedness, and to secure the payment of any such borrowings, and of the interest thereon, by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the properties of the Company whether at the time owned or thereafter required;

                  (e) lend any of the properties which are from time to time owned or held by the Company;

                  (f) issue orders and directions to any bank at which the Company maintains a general account with respect to the disposition and application of monies or Securities of the Company from time to time held by such bank;

                  (g) open, maintain, conduct and close accounts, including margin accounts, with any broker, dealer or investment concern, to issue orders and directions to any broker, dealer or investment concern at which the Company maintains an account with respect to the disposition and application of monies or Securities of the Company from time to time held by such broker, dealer or investment concern, and to incur on behalf of the Company, brokerage commissions which may be in excess of the lowest rates available and which are paid to brokers who execute transactions for the account of the Company and who provide brokerage services (e.g., research ideas, investment strategies and clearance settlement and custodial services), provided that in employing such brokers, the "best execution" is obtained, taking into account the research and execution capabilities of the brokers and their financial stability and reputation, and the Investment Advisor does not pay a rate of commissions in excess of what is competitively available from comparable brokerage firms;

                  (h) select the Money Managers who will be used to invest the assets of the Company, and determine the amount of the Company's assets to be allocated to each Money Manager, it being understood that the Investment Advisor itself shall not be considered a Money Manager hereunder; and

                  (i) negotiate on behalf of the Company the compensation to be paid to each Money manager on a case by case basis, with such compensation being based on the assets of the Company allocated to such Money Manager and/or a percentage of profits earned, to enter into investment management agreements or similar arrangements and to agree to indemnification provisions in such investment management or other similar agreements (the form of which will be subject to approval by the Board of Directors of the Company) with such Money Managers on behalf of the Company and to delegate to such Money Managers

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         the authority of the Investment Advisor to invest and manage the
         Company's assets as described herein.

3.       INVESTMENT ADVISOR PERFORMANCE

         The Investment Advisor shall use its best judgment in the performance of its duties under this Agreement, and in doing so, it shall act in conformity with the Memorandum of Association of the Company.

4.       LIMITATIONS ON INVESTMENT ADVISOR ACTIVITIES

         Notwithstanding anything in this Agreement to the contrary, the Investment Advisor hereby agrees that:

                  (a) it will perform its duties hereunder in such a manner that the Company will be treated as an investor or trader in securities for its own account and not as a dealer in securities. For this purpose, "dealer" means a merchant of securities who in the ordinary course of business is engaged as a merchant in purchasing securities and selling them to customers with a view to the gains and profits that may be derived therefrom:

                  (b) it will not invest any of the Company's assets in any entity that is treated for U.S. federal income tax purposes both (i) as a partnership or trust, and (ii) as being engaged in a trade or business within the United States within the meaning of Section 864(b) of the Internal Revenue Code of 1986, as amended; and

                  (c) if it delegates any of its responsibilities hereunder to any other person (including any Money Manager), it will require any such person to agree to comply with the provisions of this Section 4.

5.       REPORTS

         The Investment Advisor shall render to the Company such periodic or special reports as may reasonably be requested by the Company.

6.       REMUNERATION

                  (a) For the services provided pursuant to this Agreement, the Company shall pay to the Investment Advisor as full compensation therefor a quarterly fee, payable at the beginning of each calendar quarter, equal to 0.125% of the Company's assets managed by the Investment Advisor as of the first business day of each such quarter (it being understood that the fee payable in respect of the period between the date hereof and the end of the current calendar quarter shall be pro rated on the basis of the number of days during such period). The Investment Advisor's fee shall be paid to the Investment Advisor within 10 days of the computation of the Company's assets managed by the Investment Advisor.

                  (b) In the event that any Money Manager is affiliated with the Investment Advisor, any compensation received by the Investment Advisor or its affiliates in connection with

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         amounts invested with such affiliated Money Manager shall be waived or paid over by the Investment Advisor to the Company. For purposes of this paragraph, "affiliated with" shall mean, with respect to one entity, an entity which either controls, is controlled by or is under common control with such entity.

                  (c) The Investment Advisor hereby waives its remuneration for a period of two years from the date of this Agreement. The Investment Advisor has the right to defer payment of its remuneration until such time as the Investment Advisor notifies the Company to make payment. The amount of the fees which the Investment Advisor elects to defer will be invested by the Company in the same manner as the Company's other assets. Thus, the investment Advisor will effectively participate in the investment performance of the Company to the extent it elects to defer its fees.

7.       EXPENSES

                  (a) During the term of this Agreement, except as provided in
         Section 7(b), the Investment Advisor shall bear its own expenses in connection with its activities under this Agreement (including without limitation the compensation of all its partners and employees, rent and utility expenses associated with its facilities and costs and expenses incurred by it in conjunction with the identification, selection and monitoring of the Money Managers).

                  (b) The Company will pay any brokerage commissions, custodial fees and other expenses in connection with the investments made on behalf of the Company, any fees payable to the Investment Advisor and any fees, costs and expenses payable to the Money Managers. The Company shall also bear full responsibility for, other operations and expenses not related to functions assumed by the Investment Advisor hereunder.

8.                LIABILITY AND INDEMNIFICATION OF INVESTMENT ADVISOR

                  (a) Neither the Investment Advisor nor any of its employees, agents and other representatives, nor its general partner and limited partners, nor any of their officers, directors, shareholders, employees, agents and other representatives (each an "Indemnified Person") shall be liable to the Company (i) for mistakes of judgment or for action or inaction or for all costs, expenses or losses due to such mistakes, action or inaction so long as said person acted honestly and in good faith and reasonably believed that his conduct was in the best interest of the Company, or (ii) for its costs, expenses or losses due to the negligence, dishonesty or bad faith of any broker or agent of the Company selected, engaged or retained by the Investment Advisor or an Indemnified Person, provided that the Indemnified Person exercised reasonable care in selecting, engaging or retaining such broker or agent. The Indemnified Person may consult with counsel and accountants in respect of Company affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 8(a) shall not be construed to relieve (or attempt to relieve) the Indemnified Person of any liability, to the extent (but only to the extent) that such liability

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         may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 8(a) to the fullest extent permitted by law.

                  (b) The Company shall indemnify and hold harmless each Indemnified Person, in the absence of bad faith, willful misconduct or gross negligence, for all costs, losses, damages, expenses, liabilities, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees incurred by the Indemnified Person as the result of any action, suit or proceeding against the Indemnified Person) incurred in connection with or arising out of, directly or indirectly, the performance by the Investment Advisor of its obligations and duties under this Agreement. The Company shall advance to any Indemnified Person reasonable attorney's fees and other costs and expenses incurred in connection with the defense of any action or proceeding arising out of such conduct. In the event that such an advance is made by the Company, the Indemnified Person shall agree to reimburse the Company for such fees, costs and expenses to the extent that he, she or it was not entitled to indemnification under this Section 8.

9.       TERM AND TERMINATION

         This Agreement shall become effective on the date hereof and shall remain in full force and effect until December 31, 1998 and shall thereafter be automatically renewed for successive two-year terms, unless terminated with 60 days' written notice given by the Company or the Investment Advisor prior to the end of the term then in effect. This Agreement shall not be modified except in writing, nor assigned by either party without the consent of the other party.

10.      INDEPENDENT CONTRACTOR STATUS

         The Investment Advisor shall for all purposes herein be deemed to be an independent contractor and shall have no authority except as otherwise expressly provided herein, to act for or represent the Company in any way or otherwise be deemed to be an agent of the Company.

11.      NON-EXCLUSIVITY

         Nothing in this Agreement shall limit or restrict the right of the Investment Advisor, its employees or its general or limited partners, or any of their shareholders, directors, officers, employees, agents or other representatives to engage in any other business or to devote his, her or its time and attention in part to any other business. The Investment Advisor, its employees, its general or limited partners, or any of their shareholders, directors, officers, employees, agents or other representatives may render services similar to those described in this Agreement for other individuals or entities, and shall not, by reason of engaging in other businesses or rendering services for others, be deemed to be acting in conflict with the interests of the Company. The Investment Advisor, its employees or its general or limited partners (and their respective shareholders, directors, officers and employees) may be, directly or indirectly, shareholders of the Company, but shall not be deemed thereby to have interests which are in conflict with the interests of the Company.

12.      NOTICES
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         Notices of any kind to be given to the Investment Advisor by the
Company shall be in writing and shall be duly given if mailed or delivered to the Investment Advisor at 650 Madison Avenue, Suite 2600, New York, New York 10022, Attention: Robert Rosenkranz, or at such other address or to such other individuals as shall be specified by the Investment Advisor to the Company in accordance with this paragraph 12. Notices of any kind to be given to the Company by the Investment Advisor shall be in writing and shall be duly given if mailed or delivered to the Company at Chevron House, Church Street, Hamilton HM 11 Bermuda, Attention: Secretary, or at such other address or to such other individual as shall be specified by the Company to the Investment Advisor in accordance with this paragraph 12.

13.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

14.      CONFIDENTIALITY

         All investment advice furnished by the Investment Advisor to the Company shall be treated as confidential and shall not be disclosed to third parties by the Company except as required by law.

15.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date hereinabove written.

                                    ORACLE REINSURANCE COMPANY LTD.


                                    By   ________________________________
                                    Name:
                                    Title:


                                     ACORN ADVISORY CAPITAL L.P.


                                     By       ________________________________
                                     Name:
                                     Title: